UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – November 1, 2013

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	46-2488810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Competitive Holdings Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34543	75-1837355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Introduction

Energy Future Holdings Corp. (“EFH Corp.”), Energy Future Competitive Holdings Company LLC (“EFCH”), Texas Competitive Electric Holdings Company LLC (“TCEH”), and Energy Future Intermediate Holding Company LLC (“EFIH” and together with EFH Corp., EFCH and TCEH, the “Companies”) executed confidentiality agreements (the “Confidentiality Agreements”) in September and October 2013 with certain unaffiliated holders of first lien senior secured claims against EFCH, TCEH and certain of TCEH’s subsidiaries (collectively, the “TCEH Creditors”), certain unaffiliated holders of unsecured claims against EFIH (collectively, the “EFIH Unsecured Creditors”), a significant unaffiliated holder of claims against TCEH, EFCH, EFIH and EFH Corp. (the “Significant Creditor”) and an unaffiliated holder of first lien claims against EFIH (the “EFIH First Lien Creditor” and, collectively with the TCEH Creditors, the EFIH Unsecured Creditors and the Significant Creditor, the “Creditors”), to facilitate discussions with the Creditors concerning the Companies’ potential restructuring (the “Restructuring”). Pursuant to certain of the Confidentiality Agreements, on October 15, 2013, the Companies publicly disclosed that they and certain of the Creditors had engaged in discussions concerning the Companies’ capital structure, as well as certain confidential information concerning the Companies that the Companies had provided to those Creditors.

Since October 15, 2013, from time to time, certain of the Creditors have continued to engage in negotiations with the Companies with respect to the Restructuring. Pursuant to the Confidentiality Agreements, the Companies agreed to disclose publicly after a specified period if certain conditions were met that the Companies and the Creditors have engaged in discussions concerning the Companies’ capital structure, information regarding such discussions and certain confidential information concerning the Companies that the Companies have provided to the Creditors. The information included in this Current Report on Form 8-K is being furnished to satisfy the Companies’ public disclosure obligations under the Confidentiality Agreements.

Discussions with Creditors

Following execution of certain of the Confidentiality Agreements and as previously disclosed, in September 2013, the Companies, principals of EFH Corp.’s existing equity holders (the “Equity Holders”) and certain of the Creditors engaged in discussions with respect to the Companies’ capital structure, including the possibility of a consensual, pre-packaged restructuring transaction. Following the disclosure on October 15, 2013, the Companies and the Equity Holders continued to engage in discussions with various Creditors from time to time.

During these continued discussions, the Companies shared with the Creditors prospective financial information. In addition, during discussions regarding the Restructuring, the Companies created a proposal as set forth in Exhibit 99.1 (the “Companies’ Proposal”) to, among other things, facilitate dialogue and consensus among the parties, the EFIH Unsecured Creditors made a proposal as set forth in Exhibit 99.2 (the “EFIH Unsecured Creditor Proposal”), the Significant Creditor made an oral proposal to the Companies and certain of the Creditors, the material terms and conditions of which are described in Exhibit 99.3 (the “Significant Creditor Proposal”), and the TCEH Creditors made a proposal as set forth in Exhibit 99.4 (the “TCEH Creditor Proposal” and collectively with the Companies’ Proposal, the EFIH Unsecured Creditor Proposal and the Significant Creditor Proposal, the “Proposals”).

In discussions among certain Creditors and the Equity Holders, the Equity Holders proposed that they would retain 4% of EFH Corp.’s common equity interests under the Companies’ Proposal after implementation of the Restructuring, with first lien senior secured creditors of TCEH receiving, among other things, the remaining 96% of EFH Corp.’s common equity interests (in both cases subject to dilution in the manner described in the Companies’ Proposal).

In addition, the Companies had various discussions with the EFIH First Lien Creditor and its advisors with respect to refinancing the first lien claims against EFIH. However, these discussions did not result in a consensus on the terms of such refinancing that was within the range of the refinancing terms for such claims contained in any of the Proposals.

The Companies’ objectives in these discussions were to promote a sustainable capital structure and maximize enterprise value by, among other things, encouraging agreement on a restructuring plan that would minimize time spent in a restructuring through a proactive and organized solution; minimizing any potential adverse tax impacts of a restructuring; maintaining the Companies in one consolidated group; maintaining focus on operating EFH Corp.’s businesses; and maintaining the Companies’ high-performing work force. The Companies, the Equity Holders and the Creditors have not reached agreement on the terms of any change in the Companies’ capital structure.

To effect a Restructuring, the Companies’ Proposal and the TCEH Creditor Proposal contemplated that some combination of EFH Corp. and certain of its subsidiaries (including EFIH, EFCH and TCEH but excluding Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) and Oncor Electric Delivery Company LLC (“Oncor”)) would implement a plan of reorganization by commencing one or more voluntary cases under Chapter 11 of the United States Bankruptcy Code (“Code”), and the EFIH Unsecured Creditor Proposal contemplated that EFIH (excluding Oncor Holdings and Oncor) would implement a plan of reorganization by commencing a stand-alone voluntary case under the Code. The Companies’ Proposal and the TCEH Creditor Proposal would have resulted in a pre-negotiated restructuring of EFCH’s approximately $32.2 billion principal amount of debt, EFH Corp.’s approximately $650 million principal amount of debt and EFIH’s approximately $7.6 billion principal amount of debt (each as of September 30, 2013 and excluding debt held by affiliates). The confirmation of any plans of reorganization in such cases would be subject to applicable regulatory approvals. The Companies’ Proposal and the TCEH Creditor Proposal further contemplated that after the Restructuring EFH Corp. would continue to hold all of the equity interests in EFCH and EFIH; EFCH would continue to hold all of the equity interests in TCEH; and EFIH would continue to hold all of the equity interests in Oncor Holdings. The EFIH Unsecured Creditor Proposal contemplated that after the Restructuring certain creditors of EFIH would own a substantial majority of, and certain creditors of EFH Corp. and the Equity Holders would collectively own a minority of, the equity interests in EFIH.

The Companies also disclosed to the TCEH Creditors that they have negotiated for commitments from certain third-party financial institutions to provide, in the event EFCH, TCEH and certain of TCEH’s subsidiaries were to file for protection under the Code, up to $3.6 billion of senior secured debtor-in-possession loans, with an additional uncommitted facility of up to $750 million (such loans, the “Proposed TCEH DIP Loan”). The Proposed TCEH DIP Loan would, among other things, (i) be secured by a priming first priority lien on and security interest in substantially all of the assets of EFCH, TCEH and certain of TCEH’s subsidiaries (subject to certain exceptions), (ii) mature within twenty-four months (subject to extension by six months if certain conditions were satisfied) and (iii) include other terms and conditions customary for debtor-in-possession loans.

The Companies are not currently engaged in ongoing negotiations with the principals of any of the Creditors. Although the Creditors are not currently engaged in ongoing negotiations with the Companies, certain of the Creditors have directed their advisors to continue to work with the Companies and their advisors to explore further whether the parties can reach an agreement on the terms of a consensual restructuring.

The Companies expect to continue to explore all available restructuring alternatives to facilitate the creation of a sustainable capital structure for the Companies. In addition, the Companies and the Equity Holders may engage from time to time in additional discussions with the Creditors, other creditors of the Companies, and professional advisors to such creditors. Such discussions may include proposed changes to the Companies’ capital structure. There can be no guarantee that any future changes in the Companies’ capital structure will occur or, if any changes occur, that they will occur as described above or as set forth in any of the Proposals, ultimately be successful, or produce the desired outcome.

The TCEH Creditors that signed confidentiality agreements with the Companies and that supported the TCEH Creditor Proposal hold, in the aggregate, less than 66.7% of the total outstanding amount of the TCEH first lien debt. The EFIH Unsecured Creditors that signed confidentiality agreements with the Companies and that supported the EFIH Unsecured Creditor Proposal hold, in the aggregate, less than 66.7% of the total outstanding amount of EFIH unsecured debt.

Financial Information

EFH Corp. and its subsidiaries generally do not publicly disclose detailed prospective financial information. However, in connection with their discussions with the Creditors and their respective advisors, the Companies provided certain financial information, consisting largely of forecasts, to the Creditors and their respective advisors. Management of the Companies prepared the forecasts from certain internal financial projections based on reasonable expectations, beliefs, opinions, and assumptions of the Companies’ management at the time they were made. The forecasts were not prepared with a view towards public disclosure and were not prepared in accordance with generally accepted accounting principles (“GAAP”) or published guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of “prospective financial information.”

The inclusion of the forecasts in this Current Report on Form 8-K should not be regarded as an indication that the Companies or any other person considered, or now consider, this information to be necessarily predictive of actual future results, and does not constitute an admission or representation by any person that such information is material, or that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report on Form 8-K, and readers are cautioned not to place undue reliance on the prospective financial information.

Neither the independent auditor of the Companies nor any other independent accountant has examined, compiled, or performed any procedures with respect to the prospective financial information contained herein and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the prospective financial information.

The prospective financial information:

•	is speculative by its nature and was based upon numerous expectations, beliefs, opinions, and assumptions, as further described below, which are inherently uncertain and many of which are beyond the control of the Companies and their respective subsidiaries and may not prove to be accurate;

•	does not necessarily reflect current estimates or expectations, beliefs, opinions, or assumptions that the respective management of the Companies may have about prospects for the Companies’ and their respective subsidiaries’ businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the information was prepared;

•	may not reflect current results or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the forecasts will be achieved.

All of the financial information contained in this section entitled “Financial Information” is forward-looking in nature. The information is subjective in many respects and thus subject to interpretation. Further, the information relates to multiple future years and such information by its nature becomes less predictive with each succeeding year. The Companies cannot provide assurance that the financial projections will be realized; rather, actual future financial results may vary materially from the forward-looking information presented herein.

Except as required by law, none of EFH Corp., EFCH or EFIH currently intends to update or revise publicly any of the information presented herein to reflect circumstances or other events occurring after the date the financial projections were prepared or to reflect the occurrence of future events. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. For additional information on factors that may cause actual future financial results to vary materially from the information presented herein, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” below.

The Companies provided the Creditors and their respective advisors with the projected financial forecasts for EFH Corp. and EFIH below, assuming (i) as of June 30, 2014, payment of $1.150 billion of cash using funds distributed by TCEH in full satisfaction of $2.2 billion (including accrued interest) of EFH Corp. and EFIH unsecured debt, (ii) the redemption of $1 billion of EFIH second lien notes at emergence using funds distributed by TCEH to EFH Corp., and subsequently contributed by EFH Corp. to EFIH, (iii) a refinancing of the EFIH first lien notes and the EFIH second lien notes (other than the $1 billion of EFIH second lien notes to be redeemed at emergence) at certain market rates, and (iv) financing fees equal to 1.5%. The amounts may not foot due to rounding.

EFH/EFIH	1/1/2013 - 10/31/2013	At Filing 11/1/2013[1]	11/2/2013 - 12/31/2013	1/1/2014 – 6/30/2014	At Emergence[2]	7/1/2014 – 12/31/2014	2015 FY	2016 FY	2017 FY	2018 FY
CASH FLOWS
EBITDA	$(7)	$—	$(3)	$(5)	$—	$(4)	$(11)	$(12)	$(13)	$(13)
Cash Adjustments	13	—	6	7	–	11	28	33	32	29
TECH Dividend	—	—	—	—	—	—	—	—	—	—
Oncor Dividend (80%)	215	—	—	119	—	53	255	263	293	288
CapEx	(25)	—	(8)	(19)	—	(19)	(23)	(23)	(18)	(19)
Pension/OPEB funding	(6)	—	(1)	(5)	—	(5)	(10)	(10)	(23)	(29)
Other CF Items	180	—	(80)	7	—	37	(5)	(1)	(4)	(1)

Cashflow	$371	$—	$(85)	$104	$—	$72	$234	$251	$267	$254
TCEH Tax Payments	$135	$—	$(4)	$32	$—	$4	$120	$89	$158	$180
Oncor Tax Payments	80	—	2	148	—	128	291	266	270	270
Federal/State Tax Payments	(73)	—	3	(45)	—	(5)	(332)	(251)	(321)	(338)

Total Tax Payments	$142		$1	$135	$—	$126	$79	$104	$107	$112

Free Cashflow – Unlevered	$513	$—	$(84)	$239	$—	$198	$314	$355	$374	$366
Cumulative from Emergence					$—	$198	$512	$867	$1,241	$1,607

FINANCING & OTHER
Cash Interest	$(496)	$—	$(15)	$(129)	$(54)	$(3)	$(252)	$(250)	$(248)	$(247)
Repayment of I/C Note	(698)	—	—	—	—	—	—	—	—	—
Debt Maturities/ Repayment	(83)	—	—	—	(8,574)	—	—	—	—	—
Call Premium	—	—	—	—	(116)	—	—	—	—	—
Debt Issuances for Refinancing	—	—	—	—	5,350	—	—	—	—	—
Debt Issuances for WC Needs	—	—	—	—	—	—	—	—	—	—
Debt Issuance Costs	(6)	—	—	—	(80)	—	—	—	—	—
Restructuring Fee / Business Impact	(13)	—	(2)	(5)	—	—	—	—	—	—
Change in Restricted Cash	(4)	—	—	—	—	—	—	—	—	—
New Cash	—	—	—	—	1,000	—	—	—	—	—
Debt Equitization /Convert	—	—	—	—	2,223	—	—	—	—	—

Total	$(1,300)	$—	$(17)	$(134)	$(250)	$(3)	$(252)	$(250)	$(248)	$(247)

Free Cashflow – Levered	$(788)	$—	($101)	$105	$(250)	$195	$62	$105	$126	$119
Cumulative from Emergence					$(250)	$(55)	$7	$112	$238	$356

LIQUIDITY
Cash Beginning Balance	$1,419	$631	$631	$530	$636	$385	$581	$642	$748	$873
Free Cashflow	(788)	—	(101)	105	(250)	195	62	105	126	119

Cash Ending Balance	$631	$631	$530	$636	$385	$581	$642	$748	$873	$992

[1]	Assumes a November 1, 2013 bankruptcy filing by the applicable debtors.
[2]	Assumes a June 30, 2014 emergence from bankruptcy by the applicable debtors.

The information provided by the Companies to the Creditors and their advisors also included forecasts for debt and leverage ratios for EFH Corp. and EFIH based on the assumptions described above the immediately preceding table.

EFH / EFIH	11/2/2013- 12/31/2013	1/1/2014- 6/30/2014	At Emergence[2]	7/1/2014- 12/31/2014	2015 FY	2016 FY	2017 FY	2018 FY
1st Lien Debt	$3,985	$3,985	$4,137	$4,137	$4,137	$4,137	$4,137	$4,137
2nd Lien Debt	2,156	2,156	1,213	1,213	1,213	1,213	1,213	1,213
EFH Unsecured Debt	670	670	—	—	—	—	—	—
EFIH Unsecured Debt	1,554	1,554	—	—	—	—	—	—

Total Debt	$8,365	$8,365	$5,350	$5,350	$5,350	$5,350	$5,350	$5,350
Less: Cash	$(530)	$(636)	$(385)	$(581)	$(642)	$(748)	$(873)	$(992)

Net Debt	$7,834	$7,729	$4,965	$4,770	$4,708	$4,603	$4,477	$4,358
Total Leverage[3]	9.5x	9.5x	7.4x	7.1x	7.0x	6.9x	6.9x	7.0x
Net Leverage[3]	9.1x	9.1x	7.1x	6.7x	6.6x	6.4x	6.3x	6.4x

[2]	Assumes a June 30, 2014 emergence from bankruptcy by the applicable debtors.
[3]	Includes proportionate amount of Oncor debt, cash and EBITDA.

At September 30, 2013, EFH Corp. had $225 million of cash and cash equivalents, EFIH had $329 million of cash and cash equivalents and TCEH had $1.262 billion of cash and cash equivalents and $171 million of available capacity under its letter of credit facility.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Companies’ Proposal

99.2	EFIH Unsecured Creditor Proposal

99.3	Significant Creditor Proposal

99.4	TCEH Creditor Proposal

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements. The projected financial information included herein constitutes forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although we believe that in making any such forward-looking statement our expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and is qualified in its entirety by reference to the discussion of risk factors under Item 1A, “Risk Factors” and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Reports on Form 10-K filed by each of EFH Corp., EFIH, EFCH and Oncor and the following important factors, among others, that could cause actual results to differ materially from those projected in such forward-looking statements:

•	prevailing governmental policies and regulatory actions with respect to, among other things:

•	allowed prices;

•	allowed rates of return;

•	permitted capital structure;

•	industry, market and rate structure;

•	purchased power and recovery of investments;

•	operations of nuclear generation facilities;

•	operations of fossil-fueled generation facilities;

•	operations of mines;

•	self-bonding requirements;

•	acquisition and disposal of assets and facilities;

•	development, construction and operation of facilities;

•	decommissioning costs;

•	present or prospective wholesale and retail competition;

•	changes in tax laws and policies;

•	changes in and compliance with environmental and safety laws and policies, and

•	clearing over-the-counter derivatives through exchanges and posting of cash collateral therewith;

•	legal and administrative proceedings and settlements;

•	general industry trends;

•	economic conditions, including the impact of an economic downturn;

•	our ability to collect trade receivables from counterparties;

•	our ability to attract and retain profitable customers;

•	our ability to profitably serve our customers;

•	restrictions on competitive retail pricing;

•	changes in wholesale electricity prices or energy commodity prices, including the price of natural gas;

•	changes in prices of transportation of natural gas, coal, fuel oil and refined products;

•	changes in market heat rates in the Electric Reliability Council of Texas, Inc. electricity market (ERCOT);

•	our ability to effectively hedge against unfavorable commodity price movement, including the price of natural gas, market heat rates and interest rates;

•	weather conditions, including drought and limitations on access to water, and other natural phenomena, and acts of sabotage, wars or terrorist or cybersecurity threats or activities;

•	population growth or decline, or changes in market supply or demand and demographic patterns, particularly in ERCOT;

•	changes in business strategy, development plans or vendor relationships;

•	access to adequate transmission facilities to meet changing demands;

•	changes in interest rates, commodity prices, rates of inflation or foreign exchange rates;

•	changes in operating expenses, liquidity needs and capital expenditures;

•	commercial bank market and capital market conditions and the potential impact of disruptions in US and international credit markets;

•	the willingness of our lenders to extend the maturities of our debt instruments and the terms and conditions of any such extensions;

•	access to capital, the cost of such capital, and the results of financing and refinancing efforts, including availability of funds in capital markets;

•	activity in the credit default swap market related to our debt instruments;

•	restrictions placed on us by the agreements governing our debt instruments;

•	our ability to generate sufficient cash flow to make interest payments on, or refinance, our debt instruments;

•

our ability to successfully execute our liability management, reach agreement with our creditors on the terms of any change in our capital structure, or otherwise address our significant interest payments and debt maturities, including through the potential exchange of debt securities for debt or equity securities, the potential waiver of any covenants contained in our debt agreements and/or an in-court restructuring;

•	any defaults under certain of our financing arrangements that could trigger cross default or cross acceleration provisions under other financing arrangements;

•	our ability to make intercompany loans or otherwise transfer funds among different entities in our corporate structure;

•	competition for new energy development and other business opportunities;

•	inability of various counterparties to meet their obligations with respect to our financial instruments;

•	changes in technology used by and services offered by us;

•	changes in electricity transmission that allow additional electricity generation to compete with our generation assets;

•	significant changes in our relationship with our employees, including the availability of qualified personnel, and the potential adverse effects if labor disputes or grievances were to occur;

•	changes in assumptions used to estimate costs of providing employee benefits and future funding requirements related thereto;

•	changes in assumptions used to estimate future executive compensation payments;

•	hazards customary to the industry and the possibility that we may not have adequate insurance to cover losses resulting from such hazards;

•	significant changes in critical accounting policies;

•	actions by credit rating agencies;

•	adverse claims by our creditors or holders of our debt securities;

•	our ability to effectively execute our operational strategy, and

•	our ability to implement cost reduction initiatives.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of them; nor can we assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. As such, readers should not unduly rely on such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY LLC

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

November 1, 2013